Exhibit 99.1

JUSTICE DEPARTMENT CLEARS INTELSAT-PANAMSAT MERGER

WILTON, CT, May 26, 2006 —   PanAmSat Holding Corporation (NYSE: PA) announced today that it has been informed that the United States Department of Justice is closing its antitrust investigation of  the Company’s proposed merger with Intelsat Ltd. The Justice Department is not seeking to condition, and is not otherwise commenting on, the proposed merger. The transaction remains under review by the U.S. Federal Communications Commission (FCC).

“PanAmSat today has worked hard to become one of the world’s leading providers of standard and high-definition television signals, with a highly reliable satellite fleet, top-notch service and a professional style of management,” said Joe Wright, CEO, PanAmSat. “We’ve reached the point where this merger with Intelsat makes a lot of sense for our shareholders, customers and employees. You won’t be able to match the combined quality of these two companies. We look forward to our new relationship with Dave McGlade, his management team and his employees.”

Intelsat and PanAmSat announced their merger agreement on August 29, 2005. Under the agreement, Intelsat will acquire PanAmSat for $25 per share in cash, or $3.2 billion. In addition, approximately $3.2 billion in debt of PanAmSat and its subsidiaries will remain outstanding or be refinanced. Closing of the transaction is subject, among other things, to the receipt of financing by Intelsat and to obtaining regulatory approval from the FCC. All other regulatory approvals required prior to closing have been obtained.

About PanAmSat

Through its owned and operated fleet of 23 satellites, PanAmSat (NYSE: PA) is a leading global provider of video, broadcasting and network distribution and delivery services. It transmits nearly 2,000 television channels worldwide and, as such, is the leading carrier of standard and high-definition signals. In total, the Company’s in-orbit fleet is capable of reaching over 98% of the world’s population through cable television systems, broadcast affiliates, direct-to-home operators, Internet service providers and telecommunications companies. In addition, PanAmSat supports the largest concentration of satellite-based business networks in the U.S., as well as specialized communications services in remote areas throughout the world. For more information, visit the Company’s Web site at http://www.panamsat.com.

NOTE: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. When used in this press release, the words “may”, “might”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions are intended to identify forward-looking statements and information. Actual results may differ materially from anticipated results due to certain risks and uncertainties, which are more specifically set forth in the “Financial Guidance/Recent Presentations” page of the Investor Relations section of our Web site and within our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2006, and all of our other filings with the SEC from March 10, 2006 through the current date pursuant to the Securities Exchange Act of 1934. These risks and uncertainties include but are not limited to: (i) the ability of our subsidiaries to make distributions to us in amounts sufficient to make required interest and principal payments on our outstanding indebtedness and future dividend payments to our stockholders; (ii) failure to complete our pending merger with Intelsat and the resulting impact on our business and financial results; (iii) risks associated with operating our in-orbit satellites; (iv) satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced performance; (v) our ability to obtain new or renewal satellite insurance policies on commercially reasonable terms or at all; (vi) possible future losses on satellites that are not adequately covered by insurance; (vii) domestic and international government regulation; (viii) changes in our contracted backlog or expected contracted backlog for future services; (ix) pricing pressure and overcapacity in the markets in which we compete; (x) inadequate access to capital markets; (xi) competition; (xii) customer defaults on their obligations owed to us; (xiii) our international operations and other uncertainties associated with doing business internationally; (xiv) our high level of indebtedness; (xv) limitations on our ability to pursue growth opportunities as a result of our dividend policy; and (xvi) litigation. PanAmSat Holding Corporation cautions that the foregoing list of important factors is not exclusive. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control.